JNL Series Trust 485BPOS

Exhibit 99.28(h)(17)(xx)

Amendment to

Amended and Restated Transfer Agency Agreement

Between JNL Series Trust and

Jackson National Asset Management, LLC

This Amendment is made by and between JNL Series Trust, a Massachusetts business trust (the “Trust”), and Jackson National Asset Management, LLC, a Michigan limited liability company (“JNAM”).

Witnesseth

Whereas, the Trust and JNAM (the “Parties”) entered into an Amended and Restated Transfer Agency Agreement, effective February 28, 2012, as amended (the “Agreement”).

Whereas, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate funds (the “Funds”) of the Trust, as listed on Exhibit A (Schedule A) of the Agreement, and the owners of record thereof.

Whereas, the Board of Trustees of the Trust (the “Board”) has approved (i) three new Funds of the Trust (each, a “New Fund” and collectively, the “New Funds”); (ii) a merger for one Fund of the Trust into another Fund of the Trust (the “Merged Fund”); and (iii) fund name changes for thirteen Funds of the Trust (the “Fund Name Changes”), as outlined below, effective October 21, 2024:

New Funds

1)	JNL/American Funds® Moderate Allocation Fund;
2)	JNL/JPMorgan Nasdaq® Hedged Equity Fund; and
3)	JNL/T. Rowe Price Capital Appreciation Equity Fund.

Merged Fund

1)	JNL/Baillie Gifford U.S. Equity Growth Fund.

Fund Name Changes

1)	JNL iShares Tactical Moderate Fund change to JNL Moderate ETF Allocation Fund;
2)	JNL iShares Tactical Moderate Growth Fund change to JNL Moderate Growth ETF Allocation Fund;
3)	JNL iShares Tactical Growth Fund change to JNL Growth ETF Allocation Fund;
4)	JNL/Goldman Sachs Managed Aggressive Growth Fund change to JNL/JPMorgan Managed Aggressive Growth Fund (in connection with an investment sub-adviser replacement, as approved by the Board);
5)	JNL/Goldman Sachs Managed Growth Fund change to JNL/JPMorgan Managed Growth Fund (in connection with an investment sub-adviser replacement, as approved by the Board);
6)	JNL/Goldman Sachs Managed Moderate Growth Fund change to JNL/JPMorgan Managed Moderate Growth Fund (in connection with an investment sub-adviser replacement, as approved by the Board);
7)	JNL/Goldman Sachs Managed Moderate Fund change to JNL/JPMorgan Managed Moderate Fund (in connection with an investment sub-adviser replacement, as approved by the Board);
8)	JNL/Goldman Sachs Managed Conservative Fund change to JNL/JPMorgan Managed Conservative Fund (in connection with an investment sub-adviser replacement, as approved by the Board);
9)	JNL/Heitman U.S. Focused Real Estate Fund change to JNL/Cohen & Steers U.S. Realty Fund (in connection with an investment sub-adviser replacement, as approved by the Board);
10)	JNL/Lazard International Strategic Equity Fund change to JNL/Lazard International Quality Growth Fund (in connection with an investment strategy/non-fundamental operating policy change, as approved by the Board);
11)	JNL/PPM America Floating Rate Income Fund change to JNL Multi-Manager Floating Rate Income Fund;
12)	JNL/T. Rowe Price Established Growth Fund change to JNL/T. Rowe Price Growth Stock Fund; and
13)	JNL/WMC Government Money Market Fund change to JNL/Dreyfus Government Money Market Fund (in connection with an investment sub-adviser replacement, as approved by the Board).

Whereas, pursuant to Board approval of the changes, as outlined above, the Parties have agreed to amend Schedule A of the Agreement to add each New Fund, to remove the Merged Fund, and to update the names of certain Funds pursuant to the Fund Name Changes, effective October 21, 2024.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1)	Schedule A to the Agreement is hereby deleted and replaced, in its entirety, with Schedule A dated October 21, 2024, attached hereto.

2)	Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment, upon the terms and conditions hereof, and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

3)	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Trust and JNAM have caused this Amendment to be executed, effective October 21, 2024.

Attest:		JNL Series Trust

By:	/s Norma M. Mendez	By:	/s/ Kristen K. Leeman
	Norma M. Mendez	Name:	Kristen K. Leeman
		Title:	Assistant Secretary

Attest:		Jackson National Asset Management, LLC

By:	/s Norma M. Mendez	By:	/s/ Emily J. Bennett
	Norma M. Mendez	Name:	Emily J. Bennett
		Title:	VP and Deputy General Counsel

Schedule A

Dated October 21, 2024

Funds
JNL Bond Index Fund
JNL Emerging Markets Index Fund
JNL International Index Fund
JNL Mid Cap Index Fund
JNL Small Cap Index Fund
JNL/American Funds® Balanced Fund
JNL/American Funds® Bond Fund of America Fund
JNL/American Funds® Capital Income Builder Fund
JNL/American Funds® Capital World Bond Fund
JNL/American Funds® Global Growth Fund
JNL/American Funds® Global Small Capitalization Fund
JNL/American Funds® Growth Fund
JNL/American Funds® Growth-Income Fund
JNL/American Funds® International Fund
JNL/American Funds® New World Fund
JNL/American Funds® Washington Mutual Investors Fund
JNL Aggressive Growth Allocation Fund
JNL Conservative Allocation Fund
JNL Growth Allocation Fund
JNL Growth ETF Allocation Fund
JNL Moderate Allocation Fund
JNL Moderate ETF Allocation Fund
JNL Moderate Growth Allocation Fund
JNL Moderate Growth ETF Allocation Fund
JNL Multi-Manager Alternative Fund
JNL Multi-Manager Emerging Markets Equity Fund
JNL Multi-Manager Floating Rate Income Fund
JNL Multi-Manager International Small Cap Fund
JNL Multi-Manager Mid Cap Fund
JNL Multi-Manager Small Cap Growth Fund
JNL Multi-Manager Small Cap Value Fund
JNL Multi-Manager U.S. Select Equity Fund
JNL/AB Sustainable Global Thematic Fund
JNL/American Funds® Growth Allocation Fund
JNL/American Funds® Moderate Allocation Fund
JNL/American Funds® Moderate Growth Allocation Fund
JNL/AQR Large Cap Defensive Style Fund
JNL/Baillie Gifford International Growth Fund
JNL/BlackRock Global Allocation Fund
JNL/BlackRock Global Natural Resources Fund
JNL/BlackRock Large Cap Select Growth Fund
JNL/Causeway International Value Select Fund
JNL/ClearBridge Large Cap Growth Fund
JNL/Cohen & Steers U.S. Realty Fund
JNL/DFA International Core Equity Fund
JNL/DFA U.S. Core Equity Fund

A-1

Funds
JNL/DFA U.S. Small Cap Fund
JNL/DoubleLine® Core Fixed Income Fund
JNL/DoubleLine® Emerging Markets Fixed Income Fund
JNL/DoubleLine® Shiller Enhanced CAPE® Fund
JNL/DoubleLine® Total Return Fund
JNL/Dreyfus Government Money Market Fund
JNL/Fidelity Institutional Asset Management® Total Bond Fund
JNL/First Sentier Global Infrastructure Fund
JNL/Franklin Templeton Income Fund
JNL/Goldman Sachs 4 Fund
JNL/GQG Emerging Markets Equity Fund
JNL/Harris Oakmark Global Equity Fund
JNL/Invesco Diversified Dividend Fund
JNL/Invesco Global Growth Fund
JNL/Invesco Small Cap Growth Fund
JNL/JPMorgan Global Allocation Fund
JNL/JPMorgan Hedged Equity Fund
JNL/JPMorgan Managed Aggressive Growth Fund
JNL/JPMorgan Managed Conservative Fund
JNL/JPMorgan Managed Growth Fund
JNL/JPMorgan Managed Moderate Fund
JNL/JPMorgan Managed Moderate Growth Fund
JNL/JPMorgan MidCap Growth Fund
JNL/JPMorgan Nasdaq® Hedged Equity Fund
JNL/JPMorgan U.S. Government & Quality Bond Fund
JNL/JPMorgan U.S. Value Fund
JNL/Lazard International Quality Growth Fund
JNL/Loomis Sayles Global Growth Fund
JNL/Lord Abbett Short Duration Income Fund
JNL/Mellon Bond Index Fund
JNL/Mellon Communication Services Sector Fund
JNL/Mellon Consumer Discretionary Sector Fund
JNL/Mellon Consumer Staples Sector Fund
JNL/Mellon DowSM Index Fund
JNL/Mellon Emerging Markets Index Fund
JNL/Mellon Energy Sector Fund
JNL/Mellon Financial Sector Fund
JNL/Mellon Healthcare Sector Fund
JNL/Mellon Industrials Sector Fund
JNL/Mellon Information Technology Sector Fund
JNL/Mellon International Index Fund
JNL/Mellon Materials Sector Fund
JNL/Mellon Nasdaq® 100 Index Fund
JNL/Mellon Real Estate Sector Fund
JNL/Mellon S&P 400 MidCap Index Fund
JNL/Mellon S&P 500 Index Fund
JNL S&P 500 Index Fund
JNL/Mellon Small Cap Index Fund

A-2

Funds
JNL/Mellon U.S. Stock Market Index Fund
JNL/Mellon Utilities Sector Fund
JNL/Mellon World Index Fund
JNL/Morningstar PitchBook Listed Private Equity Index Fund
JNL/Morningstar SMID Moat Focus Index Fund
JNL/Morningstar U.S. Sustainability Index Fund
JNL/Morningstar Wide Moat Index Fund
JNL/MFS Mid Cap Value Fund
JNL/Neuberger Berman Commodity Strategy Fund
JNL/Neuberger Berman Gold Plus Strategy Fund
JNL/Neuberger Berman Strategic Income Fund
JNL/Newton Equity Income Fund
JNL/PIMCO Income Fund
JNL/PIMCO Investment Grade Credit Bond Fund
JNL/PIMCO Real Return Fund
JNL/PPM America High Yield Bond Fund
JNL/PPM America Investment Grade Credit Fund
JNL/PPM America Total Return Fund
JNL/RAFI® Fundamental U.S. Small Cap Fund
JNL/RAFI® Multi-Factor U.S. Equity Fund
JNL/T. Rowe Price Balanced Fund
JNL/T. Rowe Price Capital Appreciation Equity Fund
JNL/T. Rowe Price Capital Appreciation Fund
JNL/T. Rowe Price Growth Stock Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Short-Term Bond Fund
JNL/T. Rowe Price U.S. High Yield Fund
JNL/T. Rowe Price Value Fund
JNL/Vanguard Growth ETF Allocation Fund
JNL/Vanguard Moderate ETF Allocation Fund
JNL/Vanguard Moderate Growth ETF Allocation Fund
JNL/WCM China Quality Growth Fund
JNL/WCM Focused International Equity Fund
JNL/Westchester Capital Event Driven Fund
JNL/Western Asset Global Multi-Sector Bond Fund
JNL/William Blair International Leaders Fund
JNL/WMC Balanced Fund
JNL/WMC Equity Income Fund
JNL/WMC Global Real Estate Fund
JNL/WMC Value Fund

A-3